UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 12, 2008
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)

Registrant’s telephone number, including area code:	716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Severance Pay Plan
     On August 12, 2008 the Company’s Board of Directors adopted the Minrad International, Inc. Employees Severance Pay Plan. Any employee who regularly works 40 hours per week or more becomes a participant in the plan on the later of the adoption of the plan, or upon completion of three months employment with the Company.
     Participants in the Plan are entitled to severance upon termination by the Company of the participant’s employment unless such termination was without cause or was a result of the death or disability of the employee. Severance is payable as follows:
The amount of a Participant’s Benefit will be determined as follows:
(a) Upon a Participant’s completion of between three and 24 Months of Service, the Participant will receive one month of Monthly Pay.
(b) Upon a Participant’s completion of between 25 and 36 Months of Service, the Participant will receive two months of Monthly Pay.
(c) Upon a Participant’s completion of between 37 and 48 Months of Service, the Participant will receive three months of Monthly Pay.
(d) Upon a Participant’s completion of between 49 and 60 Months of Service, the Participant will receive four months of Monthly Pay.
(e) Upon a Participant’s completion of between 61 and 71 Months of Service, the Participant will receive five months of Monthly Pay.
(f) Upon a Participant’s completion of 72 or more Months of Service, the Participant will receive the maximum benefit of six months of Monthly Pay.
The amount of severance will be reduced by any amounts the Company is required by law to pay to the participant as a result of termination of his or her employment. The plan is to be administered by the Compensation Committee of the Board of Directors.
The foregoing is only a summary of the plan and reference is made to the full text of the plan filed as Exhibit 99.1 to this current report on Form 8-K.
MIRP
     The Company has created a new Management Incentive and Retention Plan (MIRP), effective August 12, 2008. Managers participating in the MIRP (the “Participating Managers”) are limited to:
o	William H. Burns, Jr.

o	Charles Trego, Jr.

o	Kirk Kamsler

o	Dennis Goupil

o	William Rolfe

o	Karen Sonnehalter
•	David DiGiacinto is a key employee of the company, and his incentives for 2008 (as described in his March 2008 contract and further specified in April 2008) remain intact.

•	The amount due to a Participating Manager from the MIRP will be subject to the following triggers:
o	The occurrence of (a) a successful sale of Minrad for cash or a combination of cash and stock (the “Transaction”); and (b) a Vesting Event.

o	For purposes of the MIRP a “Vesting Event” means the earlier of:
▪	The Participating Manager remains an employee of the newly combined entity for 180 days; or,

▪	Following the Transaction, the employee (i) is involuntarily terminated not-for-cause by the newly combined entity, or (ii) voluntarily terminates employment for Good Reason.
o	For purposes of the MIRP, “Good Reason” means: (a) the employee is not offered a Comparable Position, as defined below; (b) the employee is offered a position that requires a transfer to a location more than 50 commuting miles from the employee’s current job location; or (c) there is a material breach by the newly combined entity of any agreement under which the employee provides services to the entity.

o	For purposes of the MIRP, a “Comparable Position” means a position that does not involve (a) a material reduction in authority, duties or responsibilities, or (b) a material reduction in base compensation, all as constituted immediately prior to the Transaction.

o	An employee will be deemed to have terminated for Good Reason only if the employee gives notice of the Good Reason condition within 15 days of the occurrence of the condition and the condition is not remedied within 30 days following the notice.

o	The amount due from the MIRP will be payable in cash provided that the cash component of the Transaction exceeds $150 million. If a sale of the company includes a significant stock component or the cash component does not meet the $150 million threshold, then the Participating Managers will be compensated with a combination of cash and securities, as determined by the Executive Committee. The Executive Committee recognizes that cash is the preferred form of consideration for the MIRP.

o	The amount due from the MIRP will be paid in full as soon as practicable following a Vesting Event but no later than March 15 of the year following the year in which the Vesting Event occurs.
•	The size of the MIRP pool (the “Pool”) would be calculated as follows:
o	If the Company is sold at a price below $4 per share on a fully diluted basis, the Pool will be the total consideration minus the amount required to retire the total long term indebtedness of the company determined in accordance with GAAP, multiplied by 1.0%.

o	If the Company is sold at a price at or above $4 per share on a fully diluted basis, the Pool will be the total consideration minus the amount required to retire the total long term indebtedness of the company determined in accordance with GAAP, multiplied by 1.5%.

o	For example, if the Company is sold for $4.00 per share on a fully diluted basis (or $300 million, assuming 75 million fully diluted share equivalents) and $45 million is required to retire the total long term indebtedness of the company determined in accordance with GAAP, the size of the Pool would be $3.825 million.
•	The final allocation of the Pool to each Participating Manager will be determined by the Executive Committee before the closing of the Transaction.
o	If the Company is sold at a price below $4 per share on a fully diluted basis, a Participating Manager will not receive less than the equivalent of 100% of that manager’s annual base salary, provided that the total amount of the Pool is large enough to cover such payments.

o	If the Company is sold at a price at or above $4 per share on a fully diluted basis, a Participating Manager will not receive less than the equivalent of 150% of that manager’s annual base salary, provided that the total amount of the Pool is large enough to cover such payments.
•	The MIRP is intended to be in addition to severance payments to which a Participating Manager may be entitled. For the avoidance of doubt, a Transaction alone is not a qualifying event under any Company severance plan or letter agreement between the Company and an employee.

•	Payments due under the MIRP may be paid to a designated beneficiary of a Participating Manager, in the event of the death or permanent disability of that Participating Manager.

•	No change is being made to management incentive plans at this time.

•	Participating Managers will also be asked to sign a release of their stock options, such that if a Participating Manager does not exercise his/her options at the time the Company is sold, then those options can be cancelled and cashed out at the Company’s option.
     In addition to the above considerations, in the event of a Transaction, any unused vacation for the year in which the Transaction occurs will be deemed to have accrued for the year and will be paid to Participating Managers as well as David DiGiacinto within thirty days of the Transaction in an amount calculated in accordance with the employee’s base salary in effect at the time of the Transaction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1	Minrad International, Inc. Employees Severance Pay Plan and Summary Plan Description
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC. (Registrant)

August 13, 2008	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
CEO

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Minrad International, Inc. Employees Severance Pay Plan and Summary Plan Description